EXHIBIT 99.1

N E W S R E L E A S E
For additional information: Terence R. Rogers, VP Finance and Treasurer 773.788.3720

RYERSON INC. DECLARES DIVIDENDS,

ANNOUNCES THIRD QUARTER CONFERENCE CALL TO BE SIMULCAST

ON NOVEMBER 3, 2006 AND SETS ANNUAL MEETING DATE

Chicago, Illinois – Wednesday, September 27, 2006 – The Board of Directors of Ryerson Inc. (NYSE: RYI) declared cash dividends of 5 cents per share on the company’s common stock and 60 cents per share on its Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable November 1, 2006, to stockholders of record at the close of business on October 10, 2006.

In conjunction with its third quarter earnings release, Ryerson Inc. will be hosting a conference call that will be broadcast live over the Internet on Friday, November 3, 2006.

What:	Ryerson’s third quarter earnings conference call
When:	Friday, November 3, 2006 at 9 a.m. eastern time
Where:	www.ryerson.com; click on investor info

Earnings will be released after the close of the market on Thursday, November 2nd. The conference call will be simulcast on the company’s Web site, and accessible for two weeks following the live event.

Minimum requirements to listen to the broadcast are: RealPlayer software (downloadable free from www.real.com); Microsoft Internet Explorer 4.0 or higher or Netscape 4.0 or higher; a computer with a sound card and speakers; and no firewall.

The Board of Directors of Ryerson Inc. (NYSE: RYI) has set May 11, 2007, as the date for its annual meeting of stockholders. The record date and location of the meeting will be determined at a later date.

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Ryerson Inc. is North America’s leading distributor and processor of metals, with 2005 revenues of $5.8 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, and India. On January 1, 2006, the company changed its name from Ryerson Tull, Inc. to Ryerson Inc. and adopted the ticker symbol “RYI” for its common stock listed on the New York Stock Exchange.